Acacia Communications Files Counterclaim Against Cisco

MAYNARD, Mass., January 11, 2021 (GLOBE NEWSWIRE) — Acacia Communications, Inc. (Nasdaq: ACIA) ("Acacia" or "the Company") today announced that it filed its answer and affirmative defenses in response to the complaint filed by Cisco Systems, Inc. (Nasdaq: CSCO) (“Cisco”) in the Delaware Court of Chancery and simultaneously filed a counterclaim against Cisco seeking a declaration that Acacia validly terminated the merger agreement with Cisco because the required Chinese regulatory approval was not obtained and the merger did not close before the agreed-upon termination date under the agreement.

As previously announced, on January 8, 2021, Acacia delivered to Cisco a notice to terminate the merger agreement for the proposed acquisition of Acacia by Cisco. The transaction was conditioned on the satisfaction or mutual waiver of agreed-upon closing conditions, including obtaining necessary regulatory approvals. The merger agreement afforded the parties 18 months to obtain the necessary antitrust approvals from the Chinese government before, as Acacia asserts, either Acacia or Cisco could terminate the agreement on January 8, 2021. Such approval was not received before January 8, 2021, and Acacia delivered a notice of termination of the merger agreement on that date. Cisco has initiated litigation against Acacia in Delaware challenging the Company’s termination of the merger agreement, claiming that the Chinese Government's State Administration for Market Regulation ("SAMR") approval was received on January 7, 2021.

Acacia believes that a January 7, 2021 email from a SAMR employee stating Cisco's submission was "sufficient to address the relevant competition concerns" does not constitute regulatory approval, as Cisco claims. Acacia intends to vigorously defend itself against Cisco’s claims and vindicate its decision to terminate the merger agreement.

Acacia continues to be bound by the terms of the merger agreement pursuant to a temporary restraining order granted by the Delaware Court of Chancery pending resolution of the litigation with Cisco or as otherwise agreed by the parties. Further information regarding these matters can be found in the Company’s regulatory filings with the Securities and Exchange Commission.

About Acacia Communications
Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By implementing optical interconnect technology in a silicon-based platform, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products at higher speeds and density with lower power consumption, that meet the needs of cloud and service providers and can be easily integrated in a cost-effective manner with existing network equipment. www.acacia-inc.com.

Safe Harbor for Forward Looking Statements
This press release includes statements concerning the Company and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the proposed merger; termination of the merger agreement and challenges to such termination, including the litigation instituted by Cisco against the Company and the Company's counterclaims against Cisco. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “will” or “continue” or the negative of these terms or other similar expressions are intended to help you identify forward-looking statements. The forward-looking statements in this press release are only predictions. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation: the potential impacts on the Company’s business, reputation, relationships, results of operations, cash flows and financial condition as a result of the merger, termination of the merger, uncertainty with respect to the merger or litigation relating to the merger; pending or potential litigation against the Company or its directors or officers related to the merger, the merger agreement or termination thereof, including the litigation instituted by Cisco against the Company and counterclaims instituted by the Company against Cisco, and any adverse outcome of such litigation; the effects of announcements relating to the merger and the merger agreement, including with respect to the termination thereof and challenges to the termination thereof; the costs, fees, expenses and other charges related to the merger, including with respect to related litigation; risks that the merger and litigation relating to the merger may divert management’s attention from the Company’s ongoing business operations, disrupt the Company’s operations and result in potential difficulties in the Company’s ability to attract and retain employees; and other risks set forth under the caption “Risk Factors” in the Company’s public reports filed with the SEC, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 and in other filings that the Company may make with the SEC from time to time. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as indicative of future events. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

For further information:

Investor Relations Contact:
Monica Gould
Office: (212) 871-3927
Email: IR@acacia-inc.com

Lindsay Savarese
Office: (212) 331-8417
Email: IR@acacia-inc.com

Public Relations Contact:
Kelly Karr
Office: (408) 718-9350
Email: PR@acacia-inc.com

George Sard/Jared Levy/Kelsey Markovich
Office: (212) 687-8080
Email: Acacia-SVC@sardverb.com